[EXECUTION COPY]

$228,372,150

ASSET-BACKED CERTIFICATES, SERIES 2004-1

UNDERWRITING AGREEMENT

April 6, 2004

BANC OF AMERICA SECURITIES LLC
NC1-027-21-04
214 North Tyron Street
Charlotte, NC 28255

BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Bear Stearns Asset Backed Securities, Inc. (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of Asset-Backed Certificates, Series 2004-1, including the Public Certificates and the Private Certificates in the original principal amount and with the designations set forth in Schedule A hereto (the "Public Certificates," the "Private Certificates" and collectively, the "Certificates"), evidencing obligations of the related trust (the "Trust"). The Depositor is selling to Bear, Stearns & Co. Inc. and Banc of America Securities LLC (each an "Underwriter" and together the "Underwriters") and each Underwriter is purchasing at the prices set forth in Schedule B to this Underwriting Agreement (the "Agreement"), the aggregate principal amount of Public Certificates set forth in Schedule A opposite such Underwriter’s name.

The Certificates will be issued pursuant to a pooling and servicing agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, EMC Mortgage Corporation as seller and as master servicer (in its capacity as the seller, the "Seller" and in its capacity as master servicer, the "Master Servicer") and LaSalle Bank National Association, as trustee (the "Trustee"). The Certificates will evidence obligations of the Trust.

The Certificates are more fully described in the Registration Statement, which the Depositor has furnished to the Underwriters. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

           SECTION 1. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with you that:

           (a)      A Registration Statement on Form S-3 (No. 333-91334) has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission. "Effective Date" means the date of the Effective Time. "Registration Statement" means such registration statement, as amended, at the Effective Time, including any documents incorporated by reference therein at such time. "Preliminary Prospectus" means each prospectus included in such Registration Statement, or amendments thereto, including a preliminary prospectus supplement that, as completed, is proposed to be used in connection with the sale of the Public Certificates and any prospectus filed with the Commission by the Depositor with the consent of each Underwriter pursuant to Rule 424(b) of the Rules and Regulations. "Prospectus" means the final prospectus dated September 25, 2003 (the "Basic Prospectus"), as supplemented by the final prospectus supplement dated April 6, 2004 (the "Prospectus Supplement") relating to the Public Certificates, to be filed with the Commission pursuant to paragraph (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. Reference herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of the Prospectus. Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of the Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus. There are no contracts or documents of the Depositor that are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations that have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

           (b)      The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by each Underwriter expressly for use therein. The only information furnished by each Underwriter or on behalf of each Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(h) hereof.

           (c)      The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (d)      Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition or results of operations of the Depositor, other than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

           (e)      The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement, and to cause the Certificates to be issued.

           (f)      There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before, or threatened by, any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (i) that if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (ii) that assert the invalidity of this Agreement or the Pooling and Servicing Agreement, (iii) that seek to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Pooling and Servicing Agreement, or (iv) that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Pooling and Servicing Agreement.

           (g)      This Agreement has been, and the Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby, will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the Pooling and Servicing Agreement, when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) with respect to rights of indemnity, limitations of public policy under applicable securities laws.

           (h)      The execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

           (i)      The Depositor has no reason to believe that Deloitte & Touche LLP are not independent public accountants with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

           (j)      As of the Closing Date, the Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, and delivered against payment therefor, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. The Certificates will not be "mortgage related securities," as such term is defined in Section 3(a)(41) of the Exchange Act.

           (k)      No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Public Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by this Agreement and the Pooling and Servicing Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Certificates by the Underwriters or as have been obtained.

           (l)      The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

           (m)      At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) be the sole beneficial owner of the Mortgage Loans conveyed to it by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any Person any of its right or title in the Mortgage Loans or in the Pooling and Servicing Agreement or in the Certificates being issued pursuant thereto; and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trust and to authorize the Trust to issue the Certificates. Upon delivery to the Underwriters of the Public Certificates and payment by Underwriters for the Public Certificates, the Underwriters will have good title to their respective Public Certificates, free and clear of any Liens.

           (n)      As of the Cut-Off Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus. At the Closing Date, the Certificates, the Pooling and Servicing Agreement and each of the Mortgage Loans will conform in all material respects to the descriptions thereof contained in the Prospectus.

           (o)      The Depositor is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

           (p)      At the Closing Date, the Certificates will have been rated in the rating categories set forth in the Prospectus by at least two nationally recognized statistical rating organizations.

           (q)      Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date.

           (r)      At the Closing Date, each of the representations and warranties of the Depositor set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

           Any certificate signed by an officer of the Depositor and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Public Certificates shall be deemed to be a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

           SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase the Public Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to sell to the Underwriters, and each Underwriter, agrees to purchase from the Depositor, at the prices set forth in Schedule B, the aggregate principal amount of Public Certificates set forth in Schedule A opposite such Underwriter’s name.

           SECTION 3. Delivery and Payment. Delivery of and payment for the Public Certificates to be purchased by the Underwriters shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Depositor at 10:00 a.m. New York time on or about April 8, 2004 or at such other time or date as shall be agreed upon in writing by the Underwriters and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Public Certificates shall be made to the Underwriters for the account of each Underwriter against payment of the purchase price thereof. The Public Certificates shall be in such authorized denominations and registered in such names as each Underwriter may request in writing at least two business days prior to the Closing Date. The Public Certificates will be made available for examination by the Underwriters no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

           SECTION 4. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Public Certificates for sale to the public as set forth in the Prospectus.

           SECTION 5. Covenants of the Depositor. The Depositor agrees as follows:

           (a)      To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriters and to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or any supplement to the Prospectus or any amended Prospectus has been filed prior to the Closing Date and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Public Certificates to advise the Underwriters promptly of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus; (ii) the suspension of the qualification of the Public Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

           (b)      To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

           (c)      To deliver promptly to each Underwriter such number of the following documents as such Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time in connection with the offering or sale of the Public Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon the Underwriters' request, shall file such document and prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance.

           (d)      To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission.

           (e)      The Depositor will (i) cause any Computational Materials or any Structural Term Sheet (each as defined below in this subsection) with respect to the Certificates which are delivered by each Underwriter to the Depositor to be filed with the Commission on an Additional Materials 8-K (as defined below) (A) at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act in the case of Computational Materials or any Structural Term Sheets provided to investors prior to the availability of such Prospectus, and (B) within two business days of first use in the case of Computational Materials or any Structural Term Sheet provided to investors subsequent to the availability of, but before the sending or giving of, such Prospectus and (ii) cause any Collateral Term Sheet (as defined below in this subsection) with respect to the Certificates which are delivered by each Underwriter to the Depositor to be filed with the Commission on an Additional Materials 8-K within two business days after the date on which such Underwriter advises the Depositor that such Collateral Term Sheet was first used; provided, however, that the Depositor shall have no obligation to file any materials which, in the reasonable determination of the Depositor after consultation with such Underwriter, (x) are not required to be filed pursuant to the Kidder Letters and/or the PSA Letter (each as defined below) or (y) contain any erroneous information or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Depositor shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Structural Term Sheets or Collateral Term Sheets provided by the Underwriter to the Depositor as aforesaid. For purposes of this subsection (e), (1) the term "Computational Materials" shall mean those materials which constitute "computational materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance to the Public Securities Association (the "PSA Letter") for which the filing of such material on an Additional Materials 8-K is a condition of the relief granted in such letters, (2) the terms "Structural Term Sheet" and "Collateral Term Sheet" shall mean those materials which constitute "structural term sheets" and "collateral term sheets" within the meaning of the PSA Letter for which the filing of such material on an Additional Materials 8-K is a condition of the relief granted in such letter and (3) the term "Additional Materials 8-K" shall mean a Current Report on Form 8-K used to file Computational Materials, Structural Term Sheets and/or Collateral Term Sheets.

           (f)      To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the Public Certificates: any (i) Preliminary Prospectus, (ii) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (iii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

           (g)      To use its best efforts, in cooperation with the Underwriters, to qualify the Public Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Public Certificates; provided, however, that in connection therewith, the Depositor shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Public Certificates have been so qualified.

           (h)      Unless the Underwriters shall otherwise have given its written consent, no pass-through certificates backed by mortgage loans or other similar securities representing interests in, or secured by, other mortgage-related assets originated or owned by the Depositor or the Seller shall be publicly offered or sold nor shall the Depositor or the Seller enter into any contractual arrangements that contemplate the public offering or sale of such securities for a period of seven business days following the commencement of the offering of the Public Certificates to the public.

           (i)      So long as the Public Certificates shall be outstanding the Depositor shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are available to be furnished: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 3.16 of the Pooling and Servicing Agreement and (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.17 of the Pooling and Servicing Agreement.

           (j)      To apply the net proceeds from the sale of the Certificates in the manner set forth in the Prospectus.

           SECTION 6. Conditions to the Underwriters’ Obligations. The obligations of each Underwriter to purchase the Public Certificates pursuant to this Agreement are subject to: (a) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained; (b) the performance by the Depositor of all of its obligations hereunder; and (c) the following conditions as of the Closing Date:

(i) The Underwriters shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

(ii) The Prospectus shall have been filed with the Commission pursuant to Rule 424 not later than the second business day following the date it is first used after effectiveness in connection with a public offering or sale, or transmitted by a means reasonably calculated to result in filing with the Commission by that date.

(iii) The Underwriters shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of the Underwriters and counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(iv) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to the Underwriters and counsel for the Underwriters, and the Depositor shall have furnished to the Underwriters and counsel for the Underwriters all documents and information that they may reasonably request to enable them to pass upon such matters.

(v) Stroock & Stroock & Lavan LLP shall have furnished to the Underwriters their written opinion, as special counsel to the Depositor, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(1) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement, and to cause the Certificates to be issued;

(2) To such counsel's knowledge, the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(3) This Agreement and the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the Depositor and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute valid and binding obligations, enforceable against the Depositor in accordance with their respective terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and court decisions with respect thereto, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity, limitations of public policy under applicable securities laws.

(4) The execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement by the Depositor, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates to such counsel's knowledge do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument of which such counsel has knowledge and to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in a violation of the provisions of the certificate of incorporation or by-laws of the Depositor or to such counsel's knowledge any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

(5) The direction by the Depositor to the Trustee to issue, authenticate and deliver the Certificates has been duly authorized by the Depositor and, assuming that the Trustee has been duly authorized to do so, when executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and court decisions with respect thereto and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(6) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates, the sale of the Public Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by this Agreement and the Pooling and Servicing Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws in connection with the purchase and distribution of the Public Certificates by the Underwriters, or as have been previously obtained.

(7) There are not, to such counsel's knowledge, any actions, proceedings or investigations pending with respect to which the Depositor has received service of process before, or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which, if determined adversely to the Depositor, would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) which assert the invalidity of the Pooling and Servicing Agreement or the Certificates; (c) which seek to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by the Pooling and Servicing Agreement or this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, this Agreement, or the Certificates.

(8) The Registration Statement and any amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations.

(9) To the best of such counsel's knowledge without independent investigation, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(10) The statements set forth in the Basic Prospectus under the captions "Description of the Securities" and "The Agreements" and in the Prospectus Supplement under the captions "Description of the Certificates" to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement are fair and accurate in all material respects.

(11) The statements set forth in the Basic Prospectus under the captions "Material Federal Income Tax Considerations" and "ERISA Considerations" and in the Prospectus Supplement under the captions "Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of federal law, provide a fair and accurate summary of such law or conclusions.

(12) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the 1940 Act, as amended.

(13) The Depositor is not required to be registered as an "investment company" under the 1940 Act.

(14) Assuming timely REMIC elections are made and ongoing compliance with the Pooling and Servicing Agreement, each of REMIC I, REMIC II and REMIC III will constitute a real estate mortgage investment conduit under Section 860D of the Code and each Class of Regular Certificates will be considered to be regular interests in a REMIC.

(15) The Pooling and Servicing Agreement constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and court decisions with respect thereto, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity thereunder, limitations of public policy under applicable securities laws.

(16) Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that no facts have come to the attention of such counsel which lead them to believe that: (i) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); or (ii) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) Internal counsel for EMC Mortgage Corporation as Seller and Master Servicer shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and the Depositor and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(1) EMC Mortgage Corporation ("EMC") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(2) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by EMC.

(3) No consent, approval or authorization of any New York or federal governmental agency or body or, to the best of such counsel's knowledge, any order or decree of any New York or federal court is required for the consummation by EMC of the transactions contemplated by the terms of the Pooling and Servicing Agreement except any such as may be required under the "blue sky" or state securities laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignment of the Mortgage Loans to the Trustee (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed and any approvals as have been obtained.

(4) The consummation of any of the transactions contemplated by the terms of the Pooling and Servicing Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or by-laws of EMC, or, to the best of such counsel's knowledge, any indenture or other agreement or instrument to which EMC is a party or by which it is bound, any New York or federal law, statute or regulation applicable to EMC or, to the best of such counsel's knowledge, any order or decree of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over EMC.

(5) There are no legal or governmental actions, investigations or proceedings pending to which EMC is a party, or, to the best of such counsel's knowledge, threatened against EMC, (A) asserting the invalidity of the Pooling and Servicing Agreement (B) which might materially and adversely affect the performance by EMC of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement.

(vii) Stroock & Stroock & Lavan LLP, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and the Depositor and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that the Pooling and Servicing Agreement constitutes a legal, valid and binding agreement of EMC, enforceable against EMC in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and court decisions with respect thereto, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and with respect to rights of indemnity thereunder, limitations of public policy under applicable securities laws.

(viii) The Underwriters shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to the Underwriters and counsel to the Underwriters, to the effect that:

(1) The Trustee is a New York banking corporation validly existing under the laws of New York and has the power and authority to enter into, and to take all action required of it under, the Pooling and Servicing Agreement.

(2) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforceability, to limitations of bankruptcy, insolvency, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity.

(3) The Certificates have been duly executed by the Trustee and authenticated and delivered by the Trustee in accordance with the terms of the Pooling and Servicing Agreement.

(4) The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the performance by the Trustee of its terms do not conflict with or result in a violation of (A) any law or regulation of the United States governing the banking or trust powers of the Trustee or (B) the charter or by-laws of the Trustee.

(5) No approval, authorization, or other action by, or filing with, any governmental authority having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement, or the performance by the Trustee of the transactions contemplated by the Pooling and Servicing Agreement.

(ix) The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Date, of Stroock & Stroock & Lavan LLP, as counsel for the Underwriters, with respect to the issuance and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may reasonably require.

(x) [Reserved]

(xi) The Depositor shall have furnished to the Underwriters a certificate, dated the Closing Date and signed by an authorized signatory of the Depositor, stating as it relates to such entity:

(1) The representations and warranties made by the Depositor in this Agreement and the Pooling and Servicing Agreement (excluding the representations and warranties relating to the Mortgage Loans) are true and correct as of the Closing Date; and the Depositor has complied with all agreements contained herein which are to have been complied with on or prior to the Closing Date.

(2) Nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(3) There has been no amendment or other document filed affecting the Certificate of Incorporation or by-laws of the Depositor since November 23, 1999 and no such amendment has been authorized. No event has occurred since the date of a good standing certificate provided to the Underwriters which has affected the good standing of such entity under the laws of the State of Delaware.

(4) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of such entity from the date of the Prospectus.

(xii) The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the trusts created thereby and the due execution, authentication and delivery of the Certificates by the Trustee thereunder and such other matters as the Underwriters shall reasonably request.

(xiii) The Certificates shall have been rated in the rating categories set forth in the Prospectus by Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings Inc.

(xiv) The Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably have requested not less than three full business days prior to the Closing Date.

(xv) Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Depositor in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(xvi) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (A) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (B) a banking moratorium shall have been declared by federal or state authorities; (C) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (D) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses (A) through (D) herein, in the reasonable judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Public Certificates on the terms and in the manner contemplated in the Prospectus.

(xvii) The Underwriters shall have received from Deloitte & Touche LLP, a letter dated as of or prior to the date hereof and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the records of EMC Mortgage Corporation excluding any questions of legal interpretation.

(xviii) The Underwriters shall have received from Deloitte & Touche LLP, certified public accountants, a letter dated as of or prior to the date hereof and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures and recomputations as a result of which they have confirmed the information set forth in the Computational Materials in the table or tables entitled "Collateral" and in the section entitled "Sensitivity Tables."

           If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

           All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

           SECTION 7. Payment of Expenses. The Depositor agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section 5(g) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by securities rating services for rating the Certificates; and (g) all other costs and expenses incident to the performance of the obligations of the Depositor; provided that, except as provided in this Section 7, the Underwriters shall each pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Public Certificates which it may sell and the expenses of advertising any offering of the Public Certificates made by each Underwriter.

           If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10, the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Stroock & Stroock & Lavan LLP, as counsel for the Underwriters.

           SECTION 8. Indemnification and Contribution.

           (a)      The Depositor agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Public Certificates), to which the Underwriters or any such controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state in the Prospectus or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by the it or him in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to any particular Underwriter or any person who controls such Underwriter to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein, it being understood that the only information furnished by the Underwriters or on behalf of the Underwriters for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(h) hereof; and provided further, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus or the Prospectus that was eliminated or remedied in the Prospectus or as amended or supplemented Prospectus, if a copy of the Prospectus or such amended or supplemented Prospectus was not sent or given with or prior to the written confirmation of the sale of any Security to the person asserting the loss, claim, damage or liability, if required by the Act. The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have. For purposes hereof, the only written information furnished to the Company by or on behalf of each Underwriter is "Method of Distribution" in the Prospectus.

           (b)      Each Underwriter severally agrees to indemnify and hold harmless the Depositor, each of its directors, each of the officers of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state in the Prospectus, or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Depositor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Depositor or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which each Underwriter may otherwise have to the Depositor or any such director, officer or controlling person. The only information furnished by each Underwriter or on behalf of each Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(h) hereof.

           (c)      Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

           If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

           Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the applicable Underwriter, if the indemnified parties under this Section 8 consist of an Underwriter or any of their controlling persons, or the Depositor, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor’s directors, officers or controlling persons.

           Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

           Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

           (d)      Each Underwriter agrees to provide the Depositor, with a copy to Seller, for filing with the Commission on an Additional Materials 8-K (i) no later than two (2) Business Days prior to the day on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of any Computational Materials and Structural Term Sheets (each as defined in Section 5(e) hereof) distributed by such Underwriter and (ii) no later than one (1) business day after first use with a copy of any Collateral Term Sheets (as defined in Section 5(e) hereof) distributed by such Underwriter. If such Underwriter does not provide any Computational Materials, Structural Term Sheets and Collateral Term Sheets to the Depositor and the Seller pursuant to this Section, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder Letters and the PSA Letter.

           (e)      Each Underwriter agrees, assuming all Seller-Provided Information (as defined in Section 8(g)) is accurate and complete in all material respects, to severally indemnify and hold harmless the Depositor and each of its officers and directors and each person who controls the Depositor within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, Structural Term Sheets and Collateral Term Sheets provided by such Underwriter or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of each Underwriter under this Section 8(e) shall be in addition to any liability which each Underwriter may otherwise have.

           The procedures set forth in Section 8(c) shall be equally applicable to this paragraph.

           (f)      If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (e) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the related Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

           The relative benefits of the Underwriters and the Depositor shall be deemed to be in such proportion as the total net proceeds from the public offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters from time to time in negotiated sales of the related Public Certificates.

           The Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

           For purposes of this Section, in no case shall an Underwriter be responsible for any amount in excess of (i) the amount received by the applicable Underwriter in connection with its resale of the Public Certificates over (ii) the amount paid by the applicable Underwriter to the Depositor for the Certificates hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter, severally and not jointly, agrees to contribute to the losses, costs, claims, damages or liabilities paid or incurred by the other Underwriter to the extent such other Underwriter has paid or incurred losses, costs, claims, damages or liabilities in excess of its Spread; provided, however, that if an Underwriter is required to contribute an amount in excess of underwriting discounts and commissions.

           (g)      For purposes of this Section (except as otherwise provided) the terms "Computational Materials," "Structural Term Sheets" and "Collateral Term Sheets" mean such portion, if any, of the information delivered to the Depositor by an Underwriter pursuant to Section 8(d) for filing with the Commission on an Additional Materials 8-K as:

(i) is not contained in the Prospectus without taking into account information incorporated therein by reference through an Additional Materials 8-K; and

(ii) does not constitute Seller-Provided Information.

           "Seller-Provided Information" means (i) the information and data set forth on any computer tape (or other electronic or printed medium) furnished to the Underwriter by or on behalf of the Seller concerning the assets comprising the Trust, (ii) the information describing the characteristics of the Mortgage Loans under the captions "Summary—The Mortgage Loans" and "Risk Factors" in the Prospectus Supplement and (iii) the information contained in the Prospectus Supplement under the headings "Summary—Seller," "—Advances", "The Mortgage Pool" and "Servicing of the Mortgage Loans."

           (h)      Each Underwriter confirms that the information set forth in the last paragraph of the cover page of the Prospectus Supplement, the information set forth under the caption "Method of Distribution" in the Prospectus Supplement and the Computational Materials, Structural Term Sheets and Collateral Term Sheets (excluding in each case Seller-Provided Information) are correct, and the parties hereto acknowledge that such information constitutes the only information furnished in writing by or on behalf of each Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus.

           SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor and shall survive delivery of any Public Certificates to the Underwriters.

           SECTION 10. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if any of the events or conditions described in Section 6(xvi) of this Agreement shall occur and be continuing. In the event of any such termination, the provisions of Section 7, the indemnity agreement set forth in Section 8, and the provisions of Sections 9 and 16 shall remain in effect.

           SECTION 11. [RESERVED]

           SECTION 12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

           (a)      if to Bear, Stearns & Co. Inc., shall be delivered or sent by mail, telex or facsimile transmission to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179 Attention: Asset Backed Securities Group (Fax: 212-272-7294);

           (b)      if to Banc of America Securities LLC, shall be delivered or sent by mail, telex or facsimile transmission to Banc of America Securities LLC, NC1-027-21-04, 214 North Tyron Street, Charlotte, NC 28255, Attention: Global Asset Backed Securitization (Fax: 704-388-9668); and

           (c)      if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, 4th Floor, New York, New York 10167, Attention: Chief Counsel (Fax: 212-272-4095).

           SECTION 13. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control an Underwriter within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

           SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

           SECTION 15. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange is open for trading.

           SECTION 16. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law rules thereof.

           The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

           SECTION 17. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

           SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

           If the foregoing correctly sets forth the agreement between the Depositor and the Underwriter, please indicate your acceptance in the space provided for the purpose below.

Very truly yours, BEAR STEARNS ASSET BACKED SECURITIES, INC. By: /s/ Joseph T. Jurkowski, Jr. Name: Joseph T. Jurkowski, Jr Title: Vice President

CONFIRMED AND ACCEPTED, as
of the date first above written:

BEAR, STEARNS & CO. INC.

By: /s/ Paul Friedman
Name: Paul Friedman
Title: Senior Managing Director

BANC OF AMERICA SECURITIES LLC

By: /s/ Kirk B. Meyers
Name: Kirk B. Meyers
Title: Vice President

SCHEDULE A

Public Certificates

  Class                               Total Principal Amount
  -----                               -----------------------
                     Bear, Stearns & Co. Inc.      Banc of America Secuities LLC
                     ------------------------      -----------------------------
  Class A-1          $  125,278,000.00               $   32,938,000.00
  Class A-2          $   24,357,000.00               $    6,404,000.00
  Class A-IO         $    18,083,000.00              $     4,754,000.00
  Class M-1          $   14,014,000.00               $    3,685,000.00
  Class M-2          $    9,494,000.00               $    2,496,000.00
  Class M-3          $    3,616,000.00               $      951,000.00
  Class B-1          $    2,238,000.00               $      588,000.00
  Class B-2          $    1,831,000.00               $      482,000.00
  Class R-1          $              50               $              --
  Class R-2          $              50               $              --
  Class R-3          $              50              $               --
________________________________________________________________________________

[Not underwritten hereunder]

                              Private Certificates
                              --------------------

                  Class                            Total Principal Amount
                  -----                            ----------------------
                  Class B-IO                        $228,372,888.87

SCHEDULE B

The purchase price to be paid by the each Underwriter for the Public Certificates shall be as follows:

             ---------------------------- ------------------------
                        Class                  Percentage of
                        -----                Principal Amount
                                                  thereof
             ---------------------------- ------------------------
                     A-1                        100.00000%
             ---------------------------- ------------------------
                     A-2                        100.00000%
             ---------------------------- ------------------------
                     A-IO                        11.53077%
             ---------------------------- ------------------------
                     M-1                        100.00000%
             ---------------------------- ------------------------
                     M-2                        100.00000%
             ---------------------------- ------------------------
                     M-3                        100.00000%
             ---------------------------- ------------------------
                     B-1                         67.00000%
             ---------------------------- ------------------------
                     B-2                         60.00000%
             ---------------------------- ------------------------
                     R-1                        100.00000%
             ---------------------------- ------------------------
                     R-2                        100.00000%
             ---------------------------- ------------------------
                     R-3                        100.00000%